Exhibit 11.



Norwest Corporation and Subsidiaries
COMPUTATION OF EARNINGS PER SHARE
(Unaudited)

In thousands, except per common share amounts            Quarter Ended
                                                         September 30
                                                        1995        1994
PRIMARY:
 Weighted average number of common shares
  outstanding .....................................    329,149     315,059
 Net effect of assumed exercise of stock options
  based on treasury stock method using average
  market price ....................................      2,687       2,255
                                                       331,836     317,314

Net income ........................................   $245,138     202,988
 Less dividends accrued on preferred stock ........     11,706       6,888
 Net income, as adjusted ..........................   $233,432     196,100

 Net income per common share ......................   $   0.70        0.62

FULLY DILUTED:
 Weighted average number of common shares
  outstanding .....................................    329,149     315,059
 Net effect of assumed exercise of stock options
  based on treasury stock method using average
  market price or period-end market price,
  whichever is higher .............................      3,381       2,268
 Assumed conversion of 6 3/4% convertible
  subordinated debentures due 2003 ................         21          47
 Assumed conversion of Cumulative Convertible
  Preferred Stock .................................      8,428      12,627
                                                       340,979     330,001

Net income ........................................   $245,138     202,988
 Less dividends accrued on preferred stock ........      9,091       2,885
 Add 6 3/4% convertible subordinated debentures
  interest and amortization of debt expense,
  net of income tax effect ........................          1           3
 Net income, as adjusted ..........................   $236,048     200,106

 Net income per common share.......................   $   0.69        0.61




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                                                                  Exhibit 11.
                                                                  (continued)


Norwest Corporation and Subsidiaries
COMPUTATION OF EARNINGS PER SHARE
(Unaudited)

In thousands, except per common share amounts          Nine Months Ended
                                                         September 30
                                                        1995        1994
PRIMARY:
 Weighted average number of common shares
  outstanding .....................................    322,436     314,238
 Net effect of assumed exercise of stock options
  based on treasury stock method using average
  market price ....................................      2,230       2,310
                                                       324,666     316,548

Net income ........................................   $696,264     595,488
 Less dividends accrued on preferred stock ........     32,582      20,938
 Net income, as adjusted ..........................   $663,682     574,550

 Net income per common share ......................   $   2.04        1.82

FULLY DILUTED:
 Weighted average number of common shares
  outstanding .....................................    322,436     314,238
 Net effect of assumed exercise of stock options
  based on treasury stock method using average
  market price or period-end market price,
  whichever is higher .............................      3,538       2,332
 Assumed conversion of 6 3/4% convertible
  subordinated debentures due 2003.................         25          48
 Assumed conversion of Cumulative Convertible
  Preferred Stock .................................     11,204      12,627
                                                       337,203     329,245

Net income ........................................   $696,264     595,488
 Less dividends accrued on preferred stock ........     21,971       8,929
 Add 6 3/4% convertible subordinated debentures
  interest and amortization of debt expense,
  net of income tax effect ........................          4           8
 Net income, as adjusted ..........................   $674,297     586,567

 Net income per common share.......................   $   2.01        1.79




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